UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 410-2770

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2025, Fly-E Group, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with purchasers named therein (the “Purchasers”) for the purpose of raising approximately $6.94 million in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of (i) 28,595,553 shares (the “Shares”) of the Company’s common stock, par value $0.01 (“Common Stock”) and (ii) 57,191,106 warrants to purchase 57,191,106 shares of Common Stock (the “Warrants” and such shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). Each share of Common Stock is being sold together with two Warrants, with each Warrant to purchase one share of Common Stock. The combined purchase price per Share and accompanying Warrants is $0.2428.

The Warrants are exercisable at an exercise price of $0.2913 per share immediately upon issuance, and will expire five years following the date of issuance.

On June 4, 2025, the Company closed the public offering of these securities for gross proceeds of approximately $6.94 million (the “Offering”).

American Trust Investment Services, Inc. (“ATIS”) acted as the exclusive placement agent for the Offering pursuant to the Placement Agency Agreement, dated April 22, 2025, as amended. As compensation for such placement agent services, the Company paid ATIS an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offering, plus a non-accountable expense allowance equal to 1.0% of the gross proceeds received by the Company, and out-of-pocket expenses of $150,000.

The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses and the Company’s offering expenses is approximately $6.24 million. The Company intends to use the net proceeds for purchase of inventory and production costs of vehicles and working capital.

The Offering was pursuant to a Registration Statement on Form S-1, as amended (File No. 333-286678), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on May 15, 2025. The prospectus relating to the Offering has been filed with the SEC.

The forms of the Purchase Agreement and the Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

In addition, pursuant to the terms of the Placement Agency Agreement, the Company’s officers and directors agreed with ATIS to be subject to a lock-up period of 180 days and the Company also agreed to similar lock-up restrictions on the issuance and sale of Company securities for 180 days following the closing date of the Offering, in each case subject to customary exclusions.

Item 8.01 Other Events

The Company issued press releases announcing the pricing and closing of the Offering, which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release, dated June 2, 2025
99.2	Press Release, dated June 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLY-E GROUP, INC.

Date: June 5, 2025	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title:	Chief Executive Officer

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